FIRST AMENDMENT TO
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT




     THIS FIRST AMENDMENT (this "Amendment"), dated as of October 14, 1997, is between ISOLYSER COMPANY, INC., a Georgia corporation (the "Company"), and SUNTRUST BANK, as Rights Agent (the "Rights Agent"):

                              W I T N E S S E T H :

     WHEREAS, in connection with that certain Shareholder Protection Rights Agreement (the "Agreement") dated as of December 20, 1996 between the Company and the Rights Agent, the Board of Directors of the Company authorized and declared a dividend of one Right in respect of each share of Common Stock held of record as of the close of business on December 31, 1996; and

     WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company and its shareholders to amend the Agreement in accordance with Section 5.4 of the Agreement;

     NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

     1. Defined Terms. Initially capitalized terms used in this Amendment which are not otherwise defined herein are used with the same meaning ascribed to such terms in the Agreement.

     2. Replacement of Summary Schedule. The "Summary of Shareholder Protection Rights Plan" preceding the Agreement is replaced with the summary attached to this Amendment as Exhibit A and incorporated herein by reference.

     3. Amendments.

        (a) Section 1.1 is amended by deleting the last sentence contained within the paragraph of such section defining "Acquiring Person", and inserting in lieu thereof the following:



             Any  applicable   determination   made  by  the
             Company's   Board  of   Directors   under   the
             preceding  clause  (iii)  shall be  subject  to
             Sections 5.1(c) and 5.4 hereof.
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        (b) Section 1.1 is amended by adding the  following  definition  to such section:

             "Proxy Contestant" shall mean any Person included within the definition of the term "participant" in Schedule 14A of the Securities Exchange Act, as such Schedule is currently in effect (for purposes of which the term "registrant" shall mean the Company), to the extent the subject solicitation of proxies or consents is in connection with the election or removal of directors of the Company, and any Affiliate or Associate of any such Person.

        (c) Section 5.1 of the Agreement is hereby amended by adding to such Section a new Subsection (c) as follows:

                (c)  Notwithstanding the other provisions of
             this Section 5.1, in the event that a majority of the Board of Directors of the Company is comprised of Persons (or their respective successors) elected at a meeting or by written consent of shareholders who are not nominated by the Board of Directors in office immediately prior to such meeting or action by written consent and who were elected to the Board of Directors for the purpose of either facilitating a Transaction with a Proxy Contestant or circumventing directly or indirectly the provisions of this subsection, then (i) the Rights may not be redeemed for a period of 365 days following the effectiveness of such election if such redemption is reasonably likely to have the purpose or effect of facilitating such a Transaction with a Proxy Contestant and (ii) the Rights may not be redeemed following such 365 day period if such redemption is reasonably likely to have the purpose of facilitating such Transaction with a Proxy Contestant and during such 365 day period, the Company entered into any agreement, arrangement or understanding with a Proxy Contestant which is reasonably likely to have the purpose or effect of facilitating such Transaction with a Proxy Contestant.

        (d) Section 5.4 of the Agreement is hereby amended by inserting at the end thereof the following:

             Notwithstanding anything contained in this Agreement to the contrary, in the event that a majority of the Board of Directors of the Company is comprised of Persons (or their respective successors) elected at a meeting or by written consent of shareholders who are not nominated by the Board of Directors in office immediately prior to such meeting or action by written consent and who were elected to the Board of Directors for the purpose of either facilitating a Transaction with a Proxy Contestant or circumventing directly or indirectly the provisions of this

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             sentence or Section 5.1(c) hereof, then (i) for
             a   period   of   365   days    following   the
             effectiveness of such action, this Agreement shall not be amended or supplemented, and no
             approval   may  be  granted  by  the  Board  of
             Directors under clause (iii) of the definition of "Acquiring Person" contained in Section 1.1 hereof, in any manner reasonably likely to have
             the  purpose  or  effect  of   facilitating   a
             Transaction with a Proxy Contestant and (ii) no such amendments, supplements or approvals may be made following such 365 day period if (x)
             such  amendment,   supplement  or  approval  is
             reasonably likely to have the purpose or effect of facilitating a Transaction with a Proxy Contestant and (y) during such 365 day period,
             the   Company   enters   into  any   agreement,
             arrangement or understanding with such Proxy Contestant which is reasonably likely to have the purpose or effect of facilitating such a Transaction with such Proxy Contestant.

        4. Counterparts. This Amendment may be executed in any one or more counterparts, each of which shall be deemed an original and all of which shall together constitute the same Amendment.

        5. Ratification. Except as modified and amended as set forth herein, the Agreement is hereby adopted, ratified and confirmed without further modification or amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                          ISOLYSER COMPANY, INC.



                                          By:  _______________________________
                                          Name:_______________________________
                                          Title:______________________________

SUNTRUST BANK



By:  _______________________________
Name:_______________________________
Title:______________________________

473363.1

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                                    EXHIBIT A

                             ISOLYSER COMPANY, INC.
                  SUMMARY OF SHAREHOLDER PROTECTION RIGHTS PLAN
                    AS AMENDED BY THE FIRST AMENDMENT THERETO


DISTRIBUTION AND TRANSFER OF RIGHTS; RIGHTS CERTIFICATES: The Board has declared a dividend of one Right for each share of Common Stock outstanding on December 31, 1996. Prior to the Separation Time referred to below, the Rights will be evidenced by and trade with the Common Stock and will not be exercisable. After the Separation Time, the Company will mail Rights Certificates to shareholders and the Rights will become transferable apart from the Common Stock.

SEPARATION TIME: Rights will separate from the Common Stock and become exercisable following the earlier of (i) the date of the Flip-in Trigger referred to below or (ii) the tenth business day (or such later day as the Board may decide) after any person commences a tender offer that would result in such person holding a total of 15% or more of the Common Stock.

EXERCISE OF RIGHTS: After the Separation Time, each Right will entitle the holder to purchase, for an Exercise Price of $60.00, Participating Preferred Stock designed to have economic and voting terms similar to those of one share of Common Stock.

"FLIP-IN" TRIGGER: Upon announcement that any person has acquired 15% or more of the outstanding Common Stock, then:

(i) Rights owned by the person acquiring such stock (an "Acquiring Person") or transferees thereof will automatically become void; and

(ii) each other Right will automatically become a right to buy, for the Exercise Price, that number of shares of Common Stock or Participating Preferred Stock having a market value of twice the Exercise Price.

EXCHANGE OPTION: If any person acquires between 15% and 50% of the outstanding Common Stock, the Board may, in lieu of allowing Rights to be exercised, require each outstanding Right to be exchanged for one share of Common Stock or Participating Preferred Stock designed to have economic and voting terms similar to those of one share of Common Stock.

"FLIP-OVER" TRIGGER: After an Acquiring Person has become such, the Company may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person (a "Flip-Over Transaction or Event") if at the time of such merger or sale (or agreement to do any of the foregoing) the Acquiring Person controls the Board of Directors and, in the case of a merger, will receive different treatment than all other shareholders unless proper provision is made so that each Right would thereafter become a right to buy, for the Exercise Price, that number of shares of common stock of such other person having a market value of twice the Exercise Price.

REDEMPTION: The Rights may be redeemed by the Board, at any time, until a "Flip-in" Trigger has occurred, at a Redemption Price of $0.001 per Right, subject to the restriction described below.

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POWER TO AMEND:  The Board may amend the Plan in any  respect  until a "Flip-in"
Trigger has occurred, subject to the restriction described below. Thereafter, the Board may amend the Plan in any respect not materially adverse to Rights holders generally.

RESTRICTION ON REDEMPTION AND AMENDMENTS: The right of the Board to redeem the rights or amend the Plan is restricted in the event of certain circumstances designed to address a situation where a potential "raider" has obtained control of the Board through the election or appointment of non-incumbent directors. These restrictions generally prohibit redemptions or amendments facilitating a transaction with an Acquiring Person for one year or longer following obtaining control of the Board.

EXPIRATION: The Rights will expire no later than ten years from the date of their issuance.

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